NEWS RELEASE

FORWARD AIR CORPORATION REPORTS FIRST QUARTER 2020 RESULTS

Reports record first quarter revenue

Enhances liquidity and cost-control measures in response to COVID-19

GREENEVILLE, Tenn.- (BUSINESS WIRE) - April 30, 2020 - Forward Air Corporation (NASDAQ:FWRD) today reported financial results for the three months ended March 31, 2020.
Revenue for the three months ended March 31, 2020 increased 6.5% to $342.5 million from $321.5 million for the same period in 2019. Income from operations was $11.7 million compared to $24.7 million in the prior year period. Net income during the three months ended March 31, 2020 was $8.4 million compared to $18.4 million for the same period in 2019. Net income per diluted share for the three months ended March 31, 2020 was $0.30 compared to $0.64 in the prior year period.
For the three months ended March 31, 2020, the Company generated $29.2 million of cash flow from operations compared to $41.5 million for the same period in 2019.
Earnings before interest, taxes, depreciation and amortization ("EBITDA") was $22.3 million for the three months ended March 31, 2020 compared to $35.6 million for the same period in 2019. Free cash flow was $26.7 million for the three months ended March 31, 2020 compared to $37.8 million in the prior year period.
EBITDA and free cash flow are non-GAAP financial measures and reconciliations of these non-GAAP financial measures are provided in the attached financial tables.
Tom Schmitt, Chairman, President and CEO, commenting on first quarter results said, "Our record first quarter revenue was driven by our recent Final Mile and Intermodal acquisitions, which are reflected in our first quarter results. However, COVID-19 has been a perfect storm - globalization at its darkest - that has impacted all of our modes given our networks’ exposure to non-essential freight with heavy ties to air and ocean freight from Asia and the retail mall business. Volumes fell sharply in March and April. The signs of a slow recovery are emerging as we enter May, but visibility is limited. We are responding by flexing our asset-light model, and greatly enhancing cost reduction programs that were already in force. We are also executing key strategic initiatives that we believe will enable us to emerge from this episode as a stronger competitor, including evaluating our strategic options for Pool Distribution, which we will discuss during our earnings call."
In closing, Mr. Schmitt said, "I want to thank our employees and independent contractors for their remarkable efforts during this difficult time. Their commitment to Forward Air and its customers has been incredible."
Commenting on the Company’s first quarter results, Michael J. Morris, CFO, said, "Our cost reduction measures include significant workforce actions. Given the late quarter timing of the revenue decline which drove these actions, and our employees’ right to use accrued personal time, these cost reduction impacts will be more fully realized in the second quarter. In light of the uncertainty created by COVID-19, we are suspending quarterly guidance. While we expect to remain free cash flow positive throughout 2020, we have taken significant steps to enhance our financial flexibility. Our increased cash balance of $104 million as of April 29th, coupled with $75 million of new availability on our committed credit line, gives us a total liquidity position of $179 million, which is almost nine times our historic target cash level."
On April 29, 2020, our Board of Directors declared a quarterly cash dividend of $0.18 per share of common stock.  The dividend is payable to shareholders of record at the close of business on May 25, 2020 and is expected to be paid on June 10, 2020. This quarterly dividend is made pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.72 for the full year 2020, payable in quarterly increments of $0.18 per share of common stock.  The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company’s financial performance and position.
Review of Financial Results

Forward Air will hold a conference call to discuss first quarter 2020 results on Friday, May 1, 2020 at 9:00 a.m. EDT. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, where investors can easily find or navigate to pertinent information about us, or by dialing (844) 767-5679, Access Code: 4369143. A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com beginning shortly after completion of the live call.

About Forward Air Corporation
Forward Air keeps your business moving forward by providing services within three business segments: Expedited Freight (provides expedited regional, inter-regional and national LTL services, including local pick-up and delivery, final mile, truckload, shipment consolidation and deconsolidation, warehousing, customs brokerage and other handling); Intermodal (provides first-and last-mile high-value drayage services both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services); and Pool Distribution (provides high frequency handling and distribution of time sensitive product to numerous destinations within a specific geographic region). For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31, 2020	March 31, 2019
		(As Adjusted)
Operating revenue:
Expedited Freight	$251,158	$222,983
Intermodal	52,460	54,115
Pool Distribution	39,424	45,185
Eliminations and other operations	(533)	(812)
Operating revenue	342,509	321,471

Operating expenses:
Purchased transportation	160,134	144,014
Salaries, wages and employee benefits	86,672	76,362
Operating leases	23,564	19,173
Depreciation and amortization	10,629	10,827
Insurance and claims	11,770	9,371
Fuel expense	5,340	5,608
Other operating expenses	32,698	31,382
Total operating expenses	330,807	296,737
Income (loss) from operations:
Expedited Freight	14,698	20,388
Intermodal	3,713	6,181
Pool Distribution	(3,562)	1,251
Other operations	(3,147)	(3,086)
Income from operations	11,702	24,734

Other expense:
Interest expense	853	575
Other, net	—	1
Total other expense	853	576
Income before income taxes	10,849	24,158
Income tax expense	2,474	5,751
Net income and comprehensive income	$8,375	$18,407

Net income per share:
Basic	$0.30	$0.64
Diluted	$0.30	$0.64

Dividends per share:	$0.18	$0.18

Expedited Freight Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2020 [1]	Revenue	2019	Revenue	Change	Change
			(As Adjusted)
Operating revenue:
Network [2]	$152.0	60.5%	$161.4	72.4%	$(9.4)	(5.8)%
Truckload	45.1	18.0	45.0	20.2	0.1	0.2
Final Mile	47.8	19.0	9.8	4.4	38.0	387.8
Other	6.3	2.5	6.8	3.0	(0.5)	(7.4)
Total operating revenue	251.2	100.0	223.0	100.0	28.2	12.6

Operating expenses:
Purchased transportation	131.0	52.1	112.8	50.6	18.2	16.1
Salaries, wages and employee benefits	55.4	22.1	45.7	20.5	9.7	21.2
Operating leases	13.6	5.4	11.0	4.9	2.6	23.6
Depreciation and amortization	6.7	2.7	7.4	3.3	(0.7)	(9.5)
Insurance and claims	6.5	2.6	5.0	2.2	1.5	30.0
Fuel expense	2.1	0.8	2.5	1.1	(0.4)	(16.0)
Other operating expenses	21.2	8.4	18.2	8.2	3.0	16.5
Total operating expenses	236.5	94.1	202.6	90.9	33.9	16.7
Income from operations	$14.7	5.9%	$20.4	9.1%	$(5.7)	(27.9)%

[1] Includes revenues and operating expenses from the acquisition of FSA and Linn Star, which were acquired in April 2019 and January 2020, respectively (and are not included in the prior period)
[2] Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial, Truckload and Final Mile revenue

Expedited Freight Operating Statistics

	Three months ended
	March 31,	March 31,	Percent
	2020	2019	Change
		(As Adjusted)

Business days	64	63	1.6%

Tonnage [1,2]
Total pounds	569,956	596,640	(4.5)
Pounds per day	8,906	9,470	(6.0)

Shipments [1,2]
Total shipments	885	930	(4.8)
Shipments per day	13.8	14.8	(6.3)

Weight per shipment	644	642	0.3

Revenue per hundredweight [3]	$27.16	$26.78	1.4
Revenue per hundredweight, ex fuel [3]	$23.09	$22.74	1.5

Revenue per shipment [3]	$172	$174	(1.1)
Revenue per shipment, ex fuel [3]	$145	$148	(2.0)

Network revenue from door-to-door shipments as a percentage of network revenue [3,4]	44.3%	38.3%	15.7
Network gross margin [5]	53.4%	54.3%	(1.7)%

1 In thousands
[2] Excludes accessorial, full Truckload and Final Mile products
[3] Includes intercompany revenue between the Network and Truckload revenue streams
[4] Door-to-door shipments include all shipments with a pickup and/or delivery
[5] Network revenue less Network purchased transportation as a percentage of Network revenue

Intermodal Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2020 [1]	Revenue	2019	Revenue	Change	Change
Operating revenue	$52.4	100.0%	$54.1	100.0%	$(1.7)	(3.1)%

Operating expenses:
Purchased transportation	18.2	34.7	18.4	34.0	(0.2)	(1.1)
Salaries, wages and employee benefits	12.9	24.6	12.7	23.5	0.2	1.6
Operating leases	4.4	8.4	3.8	7.0	0.6	15.8
Depreciation and amortization	2.6	5.0	1.9	3.5	0.7	36.8
Insurance and claims	2.0	3.8	1.4	2.6	0.6	42.9
Fuel expense	1.9	3.6	1.6	3.0	0.3	18.8
Other operating expenses	6.7	12.8	8.1	15.0	(1.4)	(17.3)
Total operating expenses	48.7	92.9	47.9	88.5	0.8	1.7
Income from operations	$3.7	7.1%	$6.2	11.5%	$(2.5)	(40.3)%

[1] Includes revenues and operating expenses from the acquisition of OST, which was acquired in July 2019 (and is not included in the prior period)

Intermodal Operating Statistics

	Three months ended
	March 31,	March 31,	Percent
	2020	2019	Change

Drayage shipments	82,474	75,607	9.1%
Drayage revenue per shipment	$636	$625	1.8
Number of locations	24	21	14.3%

Pool Distribution Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2020	Revenue	2019	Revenue	Change	Change
Operating revenue	$39.4	100.0%	$45.2	100.0%	$(5.8)	(12.8)%

Operating expenses:
Purchased transportation	11.3	28.7	13.4	29.6	(2.1)	(15.7)
Salaries, wages and employee benefits	17.3	43.9	16.7	36.9	0.6	3.6
Operating leases	5.7	14.5	4.3	9.5	1.4	32.6
Depreciation and amortization	1.4	3.6	1.6	3.5	(0.2)	(12.5)
Insurance and claims	1.4	3.6	1.2	2.7	0.2	16.7
Fuel expense	1.3	3.3	1.5	3.3	(0.2)	(13.3)
Other operating expenses	4.6	11.7	5.2	11.5	(0.6)	(11.5)
Total operating expenses	43.0	109.1	43.9	97.1	(0.9)	(2.1)
Income from operations	$(3.6)	(9.1)%	$1.3	2.9%	$(4.9)	(376.9)%

Pool Distribution Operating Statistics

	Three months ended
	March 31,	March 31,	Percent
	2020	2019	Change

Cartons ¹	18,701	22,316	(16.2)%
Revenue per carton	$2.11	$2.02	4.5
Terminals	30	28	7.1%

¹ In thousands

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$77,245	$64,749
Accounts receivable, net	143,234	150,197
Other current assets	20,710	21,372
Total current assets	241,189	236,318

Property and equipment	426,375	426,737
Less accumulated depreciation and amortization	216,621	213,706
Total property and equipment, net	209,754	213,031
Operating lease right-of-use assets	171,242	151,657
Goodwill and other acquired intangibles:
Goodwill	242,639	221,105
Other acquired intangibles, net of accumulated amortization	158,135	127,798
Total goodwill and other acquired intangibles, net	400,774	348,903
Other assets	43,277	40,969
Total assets	$1,066,236	$990,878

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$26,565	$29,986
Accrued expenses	52,168	49,822
Other current liabilities	5,661	5,320
Current portion of debt and finance lease obligations	1,433	1,421
Current portion of operating lease obligations	57,501	50,615
Total current liabilities	143,328	137,164

Debt and finance lease obligations, less current portion	136,900	72,249
Operating lease obligations, less current portion	114,380	101,525
Other long-term liabilities	60,299	58,816
Deferred income taxes	45,488	43,942

Shareholders’ equity:
Common stock	277	279
Additional paid-in capital	230,135	226,869
Retained earnings	335,429	350,034
Total shareholders’ equity	565,841	577,182
Total liabilities and shareholders’ equity	$1,066,236	$990,878

Forward Air Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31, 2020	March 31, 2019
Operating activities:
Net income	$8,375	$18,407
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,629	10,827
Change in fair value of earn-out liability	(594)	—
Share-based compensation	3,266	3,047
Gain on disposal of property and equipment	(38)	(61)
(Recovery of) provision for loss on receivables	(180)	629
Provision for revenue adjustments	1,041	540
Deferred income tax	1,545	836
Changes in operating assets and liabilities
Accounts receivable	6,102	4,567
Prepaid expenses and other current assets	907	2,699
Income taxes	1,519	4,631
Accounts payable and accrued expenses	(3,406)	(4,596)
Net cash provided by operating activities	29,166	41,526

Investing activities:
Proceeds from disposal of property and equipment	750	407
Purchases of property and equipment	(3,172)	(4,090)
Acquisition of business, net of cash acquired	(55,931)	—
Other	—	(6)
Net cash used in investing activities	(58,353)	(3,689)

Financing activities:
Payments of finance lease obligations	(336)	(68)
Proceeds from senior credit facility	65,000	—
Proceeds from exercise of stock options	—	830
Payments of cash dividends	(5,050)	(5,189)
Repurchase of common stock (repurchase program)	(15,259)	(14,181)
Cash settlement of share-based awards for tax withholdings	(2,672)	(2,721)
Net cash provided by (used in) financing activities	41,683	(21,329)
Net increase in cash	12,496	16,508
Cash at beginning of period	64,749	25,657
Cash at end of period	$77,245	$42,165

Forward Air Corporation Reconciliation of U.S. GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP (also referred to herein as “reported”). However, the Company also uses “non-GAAP financial measures” that are derived on the basis of methodologies other than in accordance with GAAP. Specifically, the Company believes that meaningful analysis of its financial performance in 2020 and 2019 requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company’s performance.

This press release contains the following non-GAAP financial measures on a consolidated basis: earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three months ended March 31, 2020 and 2019; and free cash flow for the three months ended March 31, 2020 and 2019. The Company believes that including these items will assist investors in understanding its core operating performance and allow for more accurate comparisons of results, as they eliminate the impact of investing activities.

The Company believes that EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables. The Company believes that excluding the increased vehicle reserve is useful to investors because it provides a view of the Company's operating income excluding the effects of a significant non-operation cost. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance stockholder value.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the tables below present, for the periods indicated, a reconciliation of the Company's presented non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward Air Corporation
Reconciliation to U.S. GAAP
(In thousands)
(Unaudited)

	Three months ended
	March 31, 2020	March 31, 2019
Net income	$8,375	$18,407
Interest expense	853	575
Income tax expense	2,474	5,751
Depreciation and amortization	10,629	10,827
EBITDA	$22,331	$35,560

	Three months ended
	March 31, 2020	March 31, 2019
Net cash provided by operating activities	$29,166	$41,526
Proceeds from disposal of property and equipment	750	407
Purchases of property and equipment	(3,172)	(4,090)
Free cash flow	$26,744	$37,843

The following table summarizes supplemental guidance information that management believes to be useful.

Forward Air Corporation
Additional Guidance Data
(In thousands, except per share data)
(Unaudited)

Three months ended
Actual	March 31, 2020
Net income	$8,375
Income allocated to participating securities	(67)
Numerator for diluted income per share - net income	$8,308

Fully diluted share count	27,948
Diluted earnings per share	$0.30

Projected	Full year 2020
Projected tax rate	26.5%

Projected capital expenditures, net	$26,000

Projected	December 31, 2020
Projected year-end fully diluted share count	28,000

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expected impact of COVID-19 on revenue for each of our segments, timing of re-opening of the economy and loosening of stay-at-home orders, expected earnings/losses and free cash flow for the second quarter and full year 2020, full year 2020 projected tax rate, share count, capital expenditures and the declaration of dividends.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: prolonged impact of COVID-19 and actions taken to mitigate those impacts, economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the creditworthiness of our customers and their ability to pay for services rendered, more limited liquidity than expected which limits our ability to make key investments, the availability and compensation of qualified independent owner-operators and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, loss of a major customer, increasing competition and pricing pressure, our ability to secure terminal facilities in desirable locations at reasonable rates, our inability to successfully integrate acquisitions, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental and tax matters, insurance matters, the handling of hazardous materials and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Michael J. Morris, 404-362-8933
mmorris@forwardair.com